Exhibit 99.2

STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Appreciation Rights Agreement (this “Agreement”), dated as of June 11, 2008 by and between PLIANT CORPORATION, a Delaware corporation (“Pliant”), and THOMAS C. SPIELBERGER, an individual (“Executive”).

RECITALS

1.             Pliant desires to provide stock appreciation rights to Executive as an incentive for Executive to remain in the service of Pliant.

AGREEMENTS

In consideration of the mutual covenants and agreements herein set forth, and the special benefits accruing to Pliant on the one hand and Executive on the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies or investment decisions of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” has a meaning correlative to the foregoing.

“Cause” means the occurrence of any of the following on the part of Executive: (i) fraud, embezzlement or dishonesty in connection with Executive’s job duties; (ii) conviction of a felony or serious misdemeanor; (iii) breach of any of his fiduciary duties as an employee, officer or director of Pliant or its direct or indirect subsidiaries; (iv) failure to diligently, faithfully and competently perform or achieve any of the lawful directions or objectives of the Board of Directors of Pliant and/or executive officers of Pliant or its subsidiaries; (v) breach of any of the terms or covenants of this Agreement or any other noncompetition agreement; (vi) the habitual abuse of alcohol or any regulated substance; or (vii) death or disability preventing Executive from performing his job duties.

“Deemed Liquidation Event” means any of the consummation of (i) the sale (including in one or a series of related transactions) of all or substantially all of Pliant’s consolidated assets to a person or a group of persons acting in concert (other than to a Subsidiary of Pliant) (an “Asset Sale”); (ii) the sale or transfer (including in one or a series of related transactions) of a majority of the outstanding common stock of Pliant (assuming conversion of all then outstanding capital stock which is, at the time of such sale or transfer, directly or indirectly convertible into common stock) to a person or a group of persons acting in concert (other than to JPMP) (a “Stock Sale”); or (iii) the merger (other than a reincorporation merger) or consolidation of Pliant with or into another person (other than JPMP) (a “Merger”); provided, that, in the case of clause (iii) above, a

Deemed Liquidation Event shall not occur under circumstances in which all of the holders of the voting power of the outstanding common stock of Pliant immediately prior to such transaction collectively own, directly or indirectly, a majority in voting power of the outstanding common stock or other voting securities of Pliant having, in the aggregate, the right to elect a majority of the board of directors of Pliant or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. Notwithstanding the foregoing, a Qualified Public Offering shall not be a Deemed Liquidation Event.

“JPMP” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership and its Affiliates.

“SARA Amount” means an amount equal to 9.8% of the aggregate total proceeds payable to all holders of Pliant’s Series M Preferred Stock upon the occurance of a Deemed Liquidation Event.

“Stop Payment Event” shall mean any of the following: (i) a breach by Executive of any provisions set forth in this Agreement or any noncompetition or similar agreement entered into by Executive and Pliant of even date herewith; (ii) termination by Pliant or any of its subsidiaries of Executive’s employment for Cause; or (iii) Executive’s voluntary termination of his employment with Pliant or any of its subsidiaries.

2.             Payment of SARA Amount.  Subject to Sections 3 and 4 below, Pliant shall pay Executive the SARA Amount in cash at the closing of any Deemed Liquidation Event.

3.             Stop Payment Event Prior to Full Payment.  If a Stop Payment Event occurs prior to the payment in full of the SARA Amount, then notwithstanding any other provision hereof to the contrary, no initial or further payments of the SARA Amount shall be due or payable to Executive and this Agreement shall immediately terminate.

4.             Limitations of Payment and Other Matters.  All payments of the SARA Amount will be subject to set-off for any obligations or liabilities owed by Executive to Pliant or any of its direct or indirect affiliates.  Notwithstanding any other provision hereof to the contrary, no SARA Amount shall be paid by Pliant if at the scheduled time for payment a default exists under any financing arrangements or if such payment would cause such a default under any financing arrangements.

5.             Transfers, Etc.  The payment rights established for the benefit of Executive hereunder may not be assigned or transferred (voluntarily or involuntarily) by Executive except by will or by the laws of descent and distribution.  During the lifetime of Executive, the right to receive the SARA Amount shall be only a right of Executive or his guardian or legal representative.  Upon his death, the Executive’s rights to payments hereunder shall be exercised in accordance herewith by the representative or similar fiduciary agent of the estate of Executive.

6.             Heirs, Etc.  This Agreement shall be binding on Executive, his heirs and personal representatives and on Pliant and its successors and assigns.

7.             Notices.  Any notice, request, consent or communication (collectively a “Notice”) under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telexed or telecopied, with receipt confirmed, addressed as follows:

(a)

If to Executive:

Thomas C. Spielberger
45 Old Green Bay Road
Wilmette, IL 60093

in each case with a copy to:

N/A

Telephone:
Facsimile:

(b)

If to Pliant to:

Pliant Corporation
1475 Woodfield Road
Suite 700
Schaumburg, Illinois 60173
Attention:	Chief Executive Officer
General Counsel
Facsimile:	(847) 969-3338
Telephone:	(847) 969-3330

in each case with a copy to:

Sonnenschein Nath & Rosenthal LLP
4520 Main Street, Suite 1100
Kansas City, Missouri 64111
Attention:	Steven L. Rist, Esq.
Shaun M. Klein, Esq.
Telephone:	816-460-2400
Facsimile:	816-460-2652

or such other persons or addresses as shall be furnished in writing by any party to the other party.  A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii)

when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

8.             Severability.  If for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.             Waiver of Breach; Enforcement.  The waiver by Pliant or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party.  Each of the parties (and third party beneficiaries) to this Agreement shall be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor.  Executive shall pay to Pliant any costs (including legal fees and expenses) incurred by Pliant to enforce or protect its rights hereunder.

10.           LITIGATION.  THIS AGREEMENT SHALL BE GOVERNED BY CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON.  SUBJECT TO SECTION 11, THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS.  THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION 10 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

11.           ARBITRATION.  EMPLOYEE HEREBY WAIVES AND SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS AGREEMENT.  THE PARTIES AGREE THAT ANY SUCH DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT  OF THIS

AGREEMENT, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.  SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS, UNITED STATES OF AMERICA, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS.  DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES.  UPON THE CONCLUSION OF ARBITRATION, EMPLOYEE OR PLIANT MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN SECTION 10 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

12.           Miscellaneous.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement is not, and shall not be construed in any way, as an employment agreement for the benefit of Executive, or a promise of employment.  This Agreement may not be amended or modified, and no waivers hereunder may be granted, except with the approval of each of the parties hereto.  This Agreement reflects the entire agreement among the parties relating to the subject matter of this Agreement, and supersedes and terminates all prior agreements, obligations, commitments or understandings relating to such subject matter.  This Agreement does not confer upon Executive any rights or interests as a stockholder of Pliant.  Pliant is not, and shall not be hereby, restricted or limited in any manner from engaging in transactions that may have dilutive effects, entering into or modifying any financing agreements that restrict or limit payments hereunder, incurring indebtedness, engaging in transactions involving the stock or assets of Pliant, acquiring business interests, completing capital expenditures, declaring dividends, allocating amounts, determining rates or otherwise making determinations in respect of indebtedness or Adjusted EBITDA, making other adjustments pursuant to this Agreement, or otherwise taking actions that may affect the rights granted hereunder.  Nothing in this Agreement shall be construed to create a right for the benefit of any related or unrelated business opportunities evaluated or pursued by Pliant or its direct or indirect subsidiaries or affiliates other than as provided specifically herein.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

EXECUTIVE

/s/ Thomas C. Spielberger
Thomas C. Spielberger

PLIANT CORPORATION

By:	/s/ Harold C. Bevis
Harold C. Bevis
President and Chief Executive Officer